Exhibit 10.26

MASTER SERVICE AGREEMENT

This Master Service Agreement (the “Agreement”) is made between

First Fertility Phnom Penh Ltd (the “Client”) of House 78BA, Street 1986, Village Phnom Penh Thmei Sangkat Phnom Penh Thmei, Khan Saensokh Phnom Penh Capital, Cambodia, and

First Fertility PGS Center Ltd, BRN 0105557034071 (the “Service Provider”) of Unit 39-40/36, Level 13, PS Tower, 36 Asoke Road, Klong Toey Nua, Wattana, Bangkok 10110

for the particular purpose of setting forth the exclusive terms and conditions by which the Client desires to acquire the described services from the Service Provider.

In consideration of the mutual obligations specified in this Agreement, the parties, intending to be legally bound hereby, agree to the following:

Scope of Services. Client retains the above Service Provider, and the Service Provider agrees to perform for the Client, the services set forth in Exhibits A to this Agreement (the “Services”). Any Service outside of the scope as defined in Exhibits A to this Agreement will require the inclusion of supplemental Exhibits detailing the additional scope for other services agreed to by the Parties.

Compensation. In exchange for the full, prompt, and satisfactory performance of all Services to be rendered to the Client (as determined by the Client), the Service Provider shall be compensated as follows:

THB 150,000 per month on a retainer basis to cover cost, plus margin, of provision of services and estimated supplies volume to be used in the provision of the service. Where the total cost of such services rendered exceeds the annual amount thereof, the Service Provider reserves the right to raise a final invoice to cover such expense, plus margin, that might exceed THB 1,800,000

Where funds have already been received from the Principals of the Client, proforma invoices shall be raised for completeness of the records and to reflect the booking of such funds receipt.

Deliverables. Refer attached Exhibit A.

Expenses. From time to time throughout the duration of this Service Agreement, the Service Provider may incur certain expenses that are not included as part of the Fee for our Services to this Agreement.

The Service Provider agrees to keep an exact record of any and all expenses acquired while performing the Services.

Invoice Disputes. The Client shall notify the Service Provider in writing of any dispute with an invoice along with any substantiating documentation or a reasonably detailed description of the dispute within 7 Business Days from the date of the Client’s receipt of such invoice subject to dispute.

Client will be deemed to have accepted all invoices for which the Service Provider does not receive timely notification of a dispute and shall pay all undisputed amounts due under such invoices within the period set forth in this Agreement. The Parties shall seek to resolve all such disputes expeditiously and in good faith.

Term and Termination. This Service Agreement shall be effective on 1 January 2022 and shall continue for a period of 1 year or until the expressly agree upon date of the completion of the Services, unless it is earlier terminated in accordance with the terms of this Agreement (the “Term”).

If either Party subject to this Agreement fails to follow through with their obligations under this Master Services Agreement, the non-breaching Party can terminate this Agreement by providing 7 day written notice to the breaching Party.

The Client understands that the Service Provider may terminate this Agreement at any time if the Client fails to pay for the Services provided under this Agreement or if the Client breaches any other material provision listed in this Service Agreement in the manner as defined above. Client agrees to pay any outstanding balances within 7 days of such termination.

Supplies and Equipment. The Service Provider, at their own expense, shall furnish their own supplies and equipment necessary to deliver and complete the Services as defined under this Agreement unless otherwise agreed upon by the parties. Should the Client not have access to the necessary supplies, the Client understands they will be responsible for reimbursing the Service Provider for all expenses incurred.

Details of the materials and equipment will be advised from time to time.

Access. The Client shall provide the Service Provider with necessary access to the Property and or location(s), and to all areas of the Property necessary to allow the Service Provider to provide effective technical advice defined under Scope of Services. Failure to do so allows the Contractor to deem the failure as a material breach.

Independent Contractor. Client and Service Provider expressly agree and understand that the above-listed Service Provider is an independent contractor hired by the Client and nothing in this Agreement shall be construed in any way or manner, to create between them a relationship of employer and employee, principal and agent, partners or any other relationship other than that of independent parties contracting with each other solely for the purpose of carrying out the provisions of the Agreement.

Accordingly, the Service Provider acknowledges that neither the Service Provider or the Service Provider’s Employees are eligible for any benefits, including, but not limited to, health insurance, retirement plans or stock option plans. The Service Provider is not the agent of Client or its Company and is not authorized and shall not have the power or authority to bind Client or its Company or incur any liability or obligation, or act on behalf of Client or its Company. At no time shall the Service Provider represent that it is an agent of the Client or its Company, or that any of the views, advice, statements and/or information that may be provided while performing the Services are those for the Client.

The Service Provider is not entitled to receive any other compensation or any benefits from the Client. Except as otherwise required by law, the Client shall not withhold any sums or payments made to the Service Provider for social security or other federal, state, or local tax liabilities or contributions, and all withholdings, liabilities, and contributions shall be solely the Service Provider’s responsibility. The Service Provider further understands and agrees that the Services are not covered under the unemployment compensation laws and are not intended to be covered by workers’ compensation laws.

The Service Provider is solely responsible for directing and controlling the performance of the Services, including the time, place and manner in which the Services are performed. The Service Provider shall use its best efforts, energy and skill in its own name and in such manner as it sees fit.

Confidentiality. Throughout the duration of this Agreement, it may be necessary for the Service Provider to have access to the Client’s confidential and protected information for the sole purpose of performing the Services subject to this Agreement.

The Service Provider, or any related receiving party, is not permitted to share or disclose such confidential information whatsoever, unless mandated by law, without written permission from the Client. The Service Provider’s obligation of confidentiality will survive the termination of this Service Agreement and stay in place indefinitely.

Upon the date of termination of this Agreement, the Service Provider agrees to return to the Client any and all Confidential Information that is the property of the Client.

Return of Property. The Service Provider shall promptly return to the Client all copies, whether in written, electronic, or other form or media, of the Client’s Confidential Information, or destroy all such copies and certify in writing to the Client that such information has been destroyed.

Intellectual Property Rights. All Intellectual Property and related materials, including but not limited to, moral rights, goodwill, trade secrets, applications for registrations or relevant registration, rights to any trademark, trade tress, patent, copyright, trade name, and industrial design (“Intellectual Property”) that is produced or developed under this Service Agreement. The Service Provider understands that the aforementioned is a “work for hire” and shall be the sole property of the Client. The Client’s use of the Intellectual Property shall not be restricted in any manner.

The Service Provider may not use the Client’s Intellectual Property for any purpose other than contracted for in this Service Agreement unless the Service Provider has written consent from the Client. The Service Provider shall be responsible for any damages resulting from any unauthorized use of the Client’s intellectual property.

Indemnification and Release. The Service Provider agrees to take all necessary precautions to prevent injury to any persons or damage to property during the term of this Agreement, and shall indemnify, defend and hold harmless the Client, its officers, directors, shareholders, employees, representatives and/or agents from any claim, liability, loss, cost, damage, judgment, settlement or expense (including attorney’s fees) resulting from or arising in any way out of injury (including death) to any person or damage to property arising in any way out of any act, error, omission or negligence on the part of the Service Provider or any of the Service Provider’s employees in the performance or failure to fulfill any Services or obligations under this Agreement.

No Exclusivity. The Parties subject to this Agreement understand and acknowledge that this Agreement is not exclusive. Each Party respectively agrees that they are free to enter into other similar Agreements with other parties.

Assignment and Subcontracts. The Parties to this Agreement shall not assign responsibilities they have agreed to under this Agreement to any other party or individual, except with the written consent and approval of both Parties.

Notice. All notices or requests required or contemplated by this Agreement shall be in writing and such notice shall be delivered as follows:

(a)	if from the Client to the Service Provider, shall be hand-delivered or e/mailed to:

Tina Fong

Director

First Fertility PGS Center Ltd

Unit 39-40/36, Level 13,

PS Tower

36 Asoke Road

Klong Toey Nua, Wattana

Bangkok 10110

Thailand

e-mail – siualfred@hotmail.com

or such other address as the Client Shall specify in written notice to the Service Provider.

(b)	if from the Service Provider to the Client, shall be hand-delivered or mailed to:

Alfred Siu

First Fertility Phnom Penh Ltd

House 78BA, Street 1986,

Village Phnom Penh Thmei

Sangkat Phnom Penh Thmei,

Khan Saensokh Phnom Penh Capital

Cambodia

or such other address as the Service Provider shall specify in written notice to the Client.

Warranty. The Service Provider shall provide its services and meet its obligations set forth in this Agreement in a timely and satisfactory workmanlike manner, using its knowledge and recommendations for performing its services which generally meets standards in the Service Provider’s region and community, and agrees to provide a standard of care, equal or superior to care used by other professionals in the same profession.

The Service Provider shall perform the services in compliance with the terms and conditions of the Agreement.

Dispute Resolution. Parties to this Agreement shall first attempt to settle any dispute through good-faith negotiation. If the dispute cannot be settled between the parties via negotiation, either party may initiate mediation or binding arbitration in the Kingdom of Thailand.

If the parties do not wish to mediate or arbitrate the dispute and litigation is necessary, this Agreement will be interpreted based on the laws of the Kingdom of Thailand, without regard to the conflict of law provisions of such state. The Parties agree the dispute will be resolved in a court of competent jurisdiction in the Kingdom of Thailand.

Governing Law. This Service Agreement shall be governed in all respects by the laws of the Kingdom of Thailand without regard to the conflict of law provisions of such state. This Agreement shall be binding upon the successors and assigns of the respective parties.

Force Majeure. Service Provider and any of its employees or agents shall not be in breach of this Service Agreement for any delay or failure in performance caused by reasons out of its reasonable control. This includes, but is not limited to, acts of God or a public enemy; natural calamities; failure of a third party to perform; changes in the laws or regulations; actions of any civil, military or regulatory authority; power outage or other disruptions of communication methods or any other cause which would be out of the reasonable control of the Service Provider.

Legal Fees. Should a dispute between the named Parties arise lead to legal action, the prevailing Party shall be entitled to any court costs, including, but not limited to reasonable attorneys’ fees.

No Assignment. This Agreement shall inure to and be binding upon the undersigned and their respective heirs, representatives, successors and permitted assigns. This Agreement may not be assigned by either party without the prior written consent of the other party.

Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, email, or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

Electronic Signatures. This Agreement and related documents entered into in connection with this Agreement are signed when a party’s signature is delivered electronically, and these signatures must be treated in all respects as having the same force and effect as original signatures.

Severability. If any term or provision of this Agreement is invalid, illegal, or unenforceable in any jurisdiction, such invalidity, illegality, or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction.

Captions for Convenience. All captions herein are for convenience or reference only and do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof.

No Waiver. No waiver of or failure to act upon any of the provisions of this Agreement or any right or remedy arising under this Agreement shall be deemed or shall constitute a waiver of any other provisions, rights or remedies (whether similar or dissimilar).

Amendment. This Agreement may be amended only by a writing signed by all of the Parties hereto.

Entire Agreement. This Agreement constitutes the sole and entire agreement of the Parties regarding the subject matter contained herein, and supersedes all prior and contemporaneous understandings, agreements, representations, and warranties, both written and oral, regarding such subject matter. This Agreement may only be amended, modified, or supplemented by an agreement in writing signed by each Party hereto.

[Signatures on Following Page]

IN WITNESS WHEREOF, the undersigned have executed this Master Service Agreement effective as of the 1st day of January, 2022 (the “Effective Date”).

Dated: 21 December 2022	Dated: 21 December 2022

Tina Fong	Alfred Siu
Director	First Fertility Phnom Penh Ltd
First Fertility PGS Center Ltd	House 78BA, Street 1986,
Unit 39-40/36, Level 13,	Village Phnom Penh Thmei
PS Tower	Sangkat Phnom Penh Thmei,
36 Asoke Road	Khan Saensokh Phnom Penh
Klong Toey Nua, Wattana	Capital
Bangkok 10110	Cambodia
Thailand

e-mail – tinawfong@gmail.com	e-mail – siualfred@hotmail.com

EXHIBIT A

SERVICE(S)

Service Provider agrees to provide the following service(s):

Provision of embryology technical knowledge support

The Service Provider is entitled to reimbursement of the following expenses incurred while performing such Service(s):

Travel, Accommodation, per diem within Service Provider’s policy, Vaccination, Quarantine, and all other COVID-19 related charges that are required by authorities both in the Kingdom of Thailand and Cambodia as announced from time to time.

Basis

Ad hoc as dictated by workload. Support to be provided by remote conference or on the ground guidance.

Compensation

THB 150,000 per month

A-1

ADDENDUM TO THE MASTER SERVICE AGREEMENT – SCOPE OF SERVICES, COMPENSATION, AND
DELIVERABLES

Scope of Services. Client retains the above Service Provider, and the Service Provider agrees to perform for the Client, the services set forth in Exhibit A - E to this Agreement (the “Services”). Any Service outside of the scope as defined in Exhibits A to this Agreement will require the inclusion of supplemental Exhibits detailing the additional scope for other services agreed to by the Parties.

Compensation. In exchange for the full, prompt, and satisfactory performance of all Services to be rendered to the Client (as determined by the Client), the Services Provider shall be compensated as follows:

THB 485,000 per month on a retainer basis to cover cost, plus margin, of provision of services and estimated supples volume to be used in the provision of the service. Where the total cost of such services rendered exceeds the annual amount thereof, the Service Provider reserves the right to raise a final invoice to cover such expense, plus margin, that might exceed THB 5,820,000

Where funds have already been received from the Principals of the Client, proforma invoices shall be raised for completeness of the records and to reflect the booking of such funds receipt.

Deliverables. Refer attached Exhibit A - E.

IN WITNESS WHEREOF, the undersigned have executed this Master Service Agreement effective as of the 1st day of January, 2022 (the “Effective Date”).

Dated: 21 December 2022	Dated: 21 December 2022

Tina Fong	Alfred Siu
Director	First Fertility Phnom Penh Ltd
First Fertility PGS Center Ltd	House 78BA, Street 1986,
Units 39-40/36, Level 13,	Village Phnom Penh Thmei
PS Tower	Sangkat Phnom Penh Thmei,
36 Asoke Road	Khan Saensokh Phnom Penh
Klong Toey Nua, Wattana	Capital
Bangkok 10110	Cambodia
Thailand

e-mail – tinawfong@gmail.com	e-mail – SiuAlfred@hotmail.com

A-2

EXHIBIT B

SERVICE(S)

Service Provider agrees to provide the following service(s):

Technical expertise surcharge

Basis

Recognition of expertise and certification of personnel sent from First Fertility PGS Center Ltd

Compensation

THB 45,000 per month

B-1

EXHIBIT C

MEDICINE

Service Provider agrees to provide the following service(s):

Provision of medicines required on ad hoc basis due to delay in receipt of own supplies, but in service provider’s stock.

The Service Provider is entitled to reimbursement of the following expenses incurred while providing such Service(s):

General mark-up and logistics cost

Basis

Ad hoc as dictated by caseload with delivery of supplies to be made via third party logistics services providers.

Compensation

THB 50,000 per month

C-1

EXHIBIT D

SERVICE(S)

Service Provider agrees to provide the following service(s):

Provision of embryology testing services.

The Service Provider is entitled to reimbursement of the following expenses incurred while providing such Service(s):

Any logistics charges that may be incurred, with prior approval

Basis

Per number of cases presented

Compensation

THB 165,000 per month

D-1

EXHIBIT E

SERVICE(S)

Service Provider agrees to provide the following service(s):

Provision of embryology lab equipment as to ensure the operationality of the lab under technical guidance.

The Service Provider is entitled to reimbursement of the following expenses incurred while providing such Service(s):

Logistics charges for shipment of scientific lab material and equipment plus commercial mark-up

Basis

Ad hoc as dictated by workload with delivery of supplies to be made via third party logistics services providers.

Compensation

THB 75,000 per month

E-1